Investors:
Jacquie Ross, CFA
858-882-2172
ir@illumina.com

Media:
Eric Endicott
858-882-6822
pr@illumina.com

Illumina Reports Financial Results for Third Quarter of Fiscal Year 2018

San Diego -- (BUSINESS WIRE) - October 23, 2018 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the third quarter of fiscal year 2018.

Third quarter 2018 results:

•	Revenue of $853 million, a 20% increase compared to $714 million in the third quarter of 2017

•	GAAP net income attributable to Illumina stockholders for the quarter of $199 million, or $1.33 per diluted share, compared to $163 million, or $1.11 per diluted share, for the third quarter of 2017

•
Non-GAAP net income attributable to Illumina stockholders for the quarter of $227 million, or $1.52 per diluted share, compared to $163 million, or $1.11 per diluted share, for the third quarter of 2017 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $292 million compared to $235 million in the third quarter of 2017

•	Free cash flow (cash flow from operations less capital expenditures) of $228 million for the quarter, compared to $153 million in the third quarter of 2017

Gross margin in the third quarter of 2018 was 70.0% compared to 67.5% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 71.1% for the third quarter of 2018 compared to 68.8% in the prior year period.

Research and development (R&D) expenses for the third quarter of 2018 were $159 million compared to $134 million in the prior year period. Non-GAAP R&D expenses as a percentage of revenue were 18.6%, including 0.9% attributable to Helix. This compares to non-GAAP R&D expenses as a percentage of revenue of 18.7% in the prior year period, including 0.8% attributable to Helix.

Selling, general and administrative (SG&A) expenses for the third quarter of 2018 were $197 million compared to $167 million in the prior year period. Non-GAAP SG&A expenses as a percentage of revenue were 23.2%, including 1.4% attributable to Helix. This compares to 23.2% in the prior year period, including 1.7% attributable to Helix.

Depreciation and amortization expenses were $46 million and capital expenditures for free cash flow purposes were $64 million during the third quarter of 2018. At the close of the quarter, the company held $3.4 billion in cash, cash equivalents and short-term investments, compared to $2.1 billion as of December 31, 2017.

“Illumina’s strong performance in the third quarter of 2018 reflected growth across our sequencing and arrays portfolios,” said Francis deSouza, President and CEO. “Sequencing system revenue of $138 million was the strongest since 2015, reflecting strong demand within our sequencing family from the NovaSeq, the most powerful and flexible sequencer ever, to the iSeq, our most accessible and easiest-to-use sequencer.”

Updates since our last earnings release:

•	Received regulatory approval for the MiSeqDx, Illumina’s first next-generation sequencing (NGS) system cleared by the National Medical Products Administration (NMPA) in China

•	Released the S4 200 cycle kit for the NovaSeq in response to customer requests to support high-throughput sequencing for whole exome, RNA and single-cell sequencing

•
Reached a legal settlement as well as a supply and license agreement with Premaitha, who will now license Illumina’s IP for NIPT, launch an IONA test that runs on Illumina sequencing technology, and work with customers to migrate to Illumina systems

•
Completed an offering of 0.0% convertible senior notes due 2023 for an aggregate principal amount of $650 million, plus an additional $100 million pursuant to the initial purchasers’ option to purchase additional notes, for total net proceeds of $735 million

•	Repurchased $103 million of common stock in the third quarter under the previously announced share repurchase program

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2018, the company projects revenue growth of approximately 20%. The company now expects fiscal 2018 GAAP earnings per diluted share attributable to Illumina stockholders of $5.32 to $5.37 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $5.70 to $5.75.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, October 23, 2018. Interested parties may access the live teleconference through the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 800-708-4540, or 1-847-619-6397 outside North America, both with passcode 47554920.

A replay of the conference call will be available from 4:30 pm Pacific Time (7:30 pm Eastern Time) on October 23, 2018 through October 30, 2018 by dialing 1-888-843-7419, or 1-630-652-3042 outside North America, both with passcode 47554920.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties, including our financial outlook and guidance for fiscal 2018. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (ii) the volume, timing and mix of customer orders among our products and services; (iii) the impact of recently launched or pre-announced products and services on existing products and services; (iv) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (viii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; and (ix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2018	December 31, 2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,346	$1,225
Short-term investments	2,043	920
Accounts receivable, net	433	411
Inventory	374	333
Prepaid expenses and other current assets	66	91
Total current assets	4,262	2,980
Property and equipment, net	1,060	931
Goodwill	831	771
Intangible assets, net	195	175
Deferred tax assets	86	88
Other assets	325	312
Total assets	$6,759	$5,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156	$160
Accrued liabilities	450	432
Build-to-suit lease liability	22	144
Long-term debt, current portion	1,107	10
Total current liabilities	1,735	746
Long-term debt	860	1,182
Other long-term liabilities	352	360
Redeemable noncontrolling interests	218	220
Stockholders’ equity	3,594	2,749
Total liabilities and stockholders’ equity	$6,759	$5,257

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Revenue:
Product revenue	$710	$596	$2,011	$1,631
Service and other revenue	143	118	455	344
Total revenue	853	714	2,466	1,975
Cost of revenue:
Cost of product revenue (a)	184	173	540	508
Cost of service and other revenue (a)	62	50	190	153
Amortization of acquired intangible assets	10	9	26	30
Total cost of revenue	256	232	756	691
Gross profit	597	482	1,710	1,284
Operating expense:
Research and development (a)	159	134	447	409
Selling, general and administrative (a)	197	167	577	499
Total operating expense	356	301	1,024	908
Income from operations	241	181	686	376
Other (expense) income, net	(9)	(6)	(1)	444
Income before income taxes	232	175	685	820
Provision for income taxes	44	23	100	199
Consolidated net income	188	152	585	621
Add: Net loss attributable to noncontrolling interests	11	11	31	37
Net income attributable to Illumina stockholders	$199	$163	$616	$658
Net income attributable to Illumina stockholders for earnings per share (b)	$199	$163	$616	$657
Earnings per share attributable to Illumina stockholders:
Basic	$1.35	$1.12	$4.20	$4.49
Diluted	$1.33	$1.11	$4.15	$4.45
Shares used in computing earnings per common share:
Basic	147	146	147	146
Diluted	149	148	148	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Cost of product revenue	$4	$3	$12	$9
Cost of service and other revenue	1	1	3	2
Research and development	15	12	45	38
Selling, general and administrative	28	18	86	74
Stock-based compensation expense before taxes (1)	$48	$34	$146	$123
(1) Includes stock-based compensation of $0.9 million and $2.3 million for Helix for the three and nine months ended September 30, 2018, respectively. This compares to stock-based compensation of $1.3 million and $2.7 million for Helix for the three and nine months ended October 1, 2017, respectively, and $10.1 million for GRAIL for the nine months ended October 1, 2017.
(b) Amount reflects the additional losses attributable to the common shareholders of GRAIL and Helix for earnings per share purposes.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Net cash provided by operating activities	$292	$235	$842	$581
Net cash (used in) provided by investing activities	(940)	(97)	(1,465)	101
Net cash provided by (used in) financing activities	650	(5)	748	(67)
Effect of exchange rate changes on cash and cash equivalents	—	2	(4)	4
Net increase in cash and cash equivalents	2	135	121	619
Cash and cash equivalents, beginning of period	1,344	1,219	1,225	735
Cash and cash equivalents, end of period	$1,346	$1,354	$1,346	$1,354

Calculation of free cash flow:
Net cash provided by operating activities	$292	$235	$842	$581
Purchases of property and equipment	(64)	(82)	(231)	(234)
Free cash flow (a)	$228	$153	$611	$347
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.33	$1.11	$4.15	$4.45
Non-cash interest expense (a)	0.08	0.05	0.18	0.15
Amortization of acquired intangible assets	0.07	0.07	0.19	0.24
Strategic investment related loss (gain), net (b)	0.05	0.01	(0.05)	(0.01)
Restructuring (c)	—	—	0.03	—
Gain on deconsolidation of GRAIL (d)	—	—	—	(3.07)
Impairments (e)	—	—	—	0.15
Performance-based compensation related to GRAIL Series B financing (f)	—	—	—	0.03
Acquisition related gain (g)	—	—	—	(0.01)
Incremental non-GAAP tax expense (h)	(0.05)	(0.05)	(0.09)	0.84
U.S. Tax Reform (i)	0.07	—	0.07	—
Excess tax benefit from share-based compensation (j)	(0.03)	(0.08)	(0.08)	(0.21)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (k)	$1.52	$1.11	$4.40	$2.56

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders	$199	$163	$616	$658
Non-cash interest expense (a)	11	8	26	22
Amortization of acquired intangible assets	10	11	28	35
Strategic investment related loss (gain), net (b)	8	1	(7)	(2)
Restructuring (c)	—	—	4	—
Gain on deconsolidation of GRAIL (d)	—	—	—	(453)
Impairments (e)	—	—	—	23
Performance-based compensation related to GRAIL Series B financing (f)	—	—	—	4
Acquisition related gain (g)	—	—	—	(1)
Incremental non-GAAP tax expense (h)	(7)	(8)	(13)	124
U.S. Tax Reform (i)	11	—	11	—
Excess tax benefit from share-based compensation (j)	(5)	(12)	(12)	(31)
Non-GAAP net income attributable to Illumina stockholders (k)	$227	$163	$653	$379
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Amount consists primarily of mark-to-market adjustments and impairments from our strategic investments.
(c) Amount consists primarily of employee costs related to restructuring that occurred in Q1 2018 and Q4 2017.

(d) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017. The $150 million tax effect of the gain is included in incremental non-GAAP tax expense.
(e) Impairments for 2017 include $18 million impairment of an acquired intangible asset and $5 million in-process research and development.
(f) Amount represents performance-based stock which vested as a result of the financing in Q1 2017, net of attribution to noncontrolling interest.
(g) Acquisition related gain consists of change in fair value of contingent consideration.
(h) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.
(i) Amount represents the discrete tax expense associated with updating prior year estimates of the impact of U.S. Tax Reform.
(j) Amount represents tax deductions taken in excess of stock compensation cost.
(k) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Nine Months Ended
	September 30, 2018		October 1, 2017		September 30, 2018		October 1, 2017
GAAP gross profit	$597	70.0%	$482	67.5%	$1,710	69.4%	$1,284	65.0%
Amortization of acquired intangible assets	10	1.1%	9	1.3%	26	1.0%	30	1.6%
Impairment (a)	—	—	—	—	—	—	18	0.9%
Non-GAAP gross profit (b)	$607	71.1%	$491	68.8%	$1,736	70.4%	$1,332	67.5%

GAAP research and development expense	$159	18.6%	$134	18.7%	$447	18.1%	$409	20.7%
Restructuring (c)	—	—	—	—	(1)	—	—	—
Impairment (a)	—	—	—	—	—	—	(5)	(0.3)%
Non-GAAP research and development expense	$159	18.6%	$134	18.7%	$446	18.1%	$404	20.4%

GAAP selling, general and administrative expense	$197	23.2%	$167	23.5%	$577	23.5%	$499	25.3%
Restructuring (c)	—	—	—	—	(3)	(0.2)%	—	—
Amortization of acquired intangible assets	—	—	(2)	(0.3)%	(2)	(0.1)%	(5)	(0.3)%
Performance-based compensation related to GRAIL Series B financing (d)	—	—	—	—	—	—	(10)	(0.5)%
Acquisition related gain (e)	—	—	—	—	—	—	1	0.1%
Non-GAAP selling, general and administrative expense	$197	23.2%	$165	23.2%	$572	23.2%	$485	24.6%

GAAP operating profit	$241	28.2%	$181	25.3%	$686	27.8%	$376	19.0%
Amortization of acquired intangible assets	10	1.2%	11	1.5%	28	1.1%	35	1.8%
Restructuring (c)	—	—	—	—	4	0.2%	—	—
Impairments (a)	—	—	—	—	—	—	23	1.2%
Performance-based compensation related to GRAIL Series B financing (d)	—	—	—	—	—	—	10	0.5%
Acquisition related gain (e)	—	—	—	—	—	—	(1)	(0.1)%
Non-GAAP operating profit (b)	$251	29.4%	$192	26.8%	$718	29.1%	$443	22.4%

GAAP other (expense) income, net	$(9)	(1.1)%	$(6)	(0.8)%	$(1)	—%	$444	22.5%
Non-cash interest expense (f)	11	1.3%	8	1.1%	26	1.0%	22	1.0%
Strategic investment related loss (gain), net (g)	8	0.9%	1	0.1%	(7)	(0.3)%	(2)	(0.1)%
Gain on deconsolidation of GRAIL (h)	—	—	—	—	—	—	(453)	(22.9)%
Non-GAAP other income, net (b)	$10	1.1%	$3	0.4%	$18	0.7%	$11	0.5%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Impairments for 2017 include $18 million impairment of an acquired intangible asset and $5 million in-process research and development.
(b) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(c) Amount consists primarily of employee costs related to restructuring that occurred in Q1 2018 and Q4 2017.
(d) Amount represents performance-based stock which vested as a result of the financing in Q1 2017.
(e) Acquisition related gain consists of change in fair value of contingent consideration.
(f) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(g) Amount consists primarily of mark-to-market adjustments and impairments from our strategic investments.
(h) Amount represents the gain recognized as a result of the deconsolidation of GRAIL in Q1 2017.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 12, 2018, and Form 10-Q for the fiscal quarters ended April 1, 2018 and July 1, 2018. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2018
GAAP diluted earnings per share attributable to Illumina stockholders	$5.32 - $5.37
Amortization of acquired intangible assets	0.25
Non-cash interest expense (a)	0.28
Strategic investment related gain, net (b)	(0.05)
Restructuring (c)	0.03
Incremental non-GAAP tax expense (d)	(0.12)
U.S. Tax Reform (e)	0.07
Excess tax benefits from share-based compensation (f)	(0.08)
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$5.70 - $5.75

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Amount consists primarily of mark-to-market adjustments and impairments from our strategic investments.
(c) Amount consists primarily of employee severance and retention costs related to the restructuring that occurred in Q1 2018 and Q4 2017.
(d) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.
(e) Amount represents the discrete tax expense associated with updating prior year estimates of the impact of U.S. Tax Reform.
(f) Amount represents tax deductions taken in excess of stock compensation cost.